Exhibit 99.1


                                   ROUNDY'S, INC.
               UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information is based on the historical financial statements of Roundy's, Inc. (the "Company") adjusted to reflect the sale of the Company's two distribution centers located in Lima, Ohio and Westville, Indiana and the related operations and two retail stores located in Ohio (collectively, the "Ohio and Indiana Operations") to Nash-Finch Company ("Nash Finch").

On February 24, 2005, the Company issued a press release announcing that it entered into a definitive agreement to sell the Ohio and Indiana Operations to Nash Finch. On March 31, 2005, the Company completed its disposition of these assets for approximately $226 million in cash, subject to certain post closing adjustments (the "Nash Finch Transaction"). The assets sold consist primarily of inventory, accounts receivable, land, buildings and equipment. For purposes of these pro forma consolidated financial statements, it is assumed that $125 million of the proceeds from the Nash Finch Transaction were used to pay down the Company's term loan.

The Unaudited Pro Forma Consolidated Statement of Income for the Company's year ended January 1, 2005 gives effect to these transactions as if they had occurred as of January 4, 2004. The Unaudited Pro Forma Consolidated Balance Sheet as of January 1, 2005 gives effect to these transactions as if they had been completed as of January 1, 2005. The pro forma adjustments are described in the accompanying notes and are based on currently available information and certain assumptions that management believes are reasonable.

The pro forma consolidated financial information does not purport to represent what the Company's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The pro forma consolidated financial information should be read together with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the 2004 Annual Report.

                                  ROUNDY'S, INC.
               UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        For the Year Ended January 1, 2005
                              (Dollars in thousands)


                                        Historical (1)      Adjustments (2)     Pro Forma
                                        --------------      ---------------    -----------
Revenues:
Net sales and service fees              $ 4,774,170          $  (947,888)      $ 3,826,282
Other - net                                   3,154                 (101)            3,053
                                        -----------          -----------       -----------
                                          4,777,324             (947,989)        3,829,335
                                        -----------          -----------       -----------

Costs and Expenses:
Cost of sales                             3,742,491             (859,317)        2,883,174
Operating and administrative                885,415              (63,448)          821,967
Interest:
   Interest expense                          41,422               (4,515)(3)        36,907
   Amortization of deferred
     financing costs                          2,678                    1             2,679
                                        -----------          -----------       -----------

                                          4,672,006             (927,279)        3,744,727
                                        -----------          -----------       -----------

Income from Continuing Operations           105,318              (20,710)           84,608
  Before Income Taxes

Provision for Income Taxes                   44,724               (7,787)(4)        36,937
                                        -----------          -----------       -----------

Income from Continuing Operations       $    60,594          $   (12,923)      $    47,671
                                        ===========          ===========       ===========


See notes to unaudited pro forma consolidated statement of income.

                                  ROUNDY'S, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


1) Reflects the historical results of the Company including its Ohio and Indiana Operations for the period indicated.
2) Reflects the historical results of operations of the Ohio and Indiana Operations for the period indicated.
3) Reflects the assumption that $125 million of the proceeds from the Nash Finch Transaction were used to repay a portion of the Company's term loan.
4)       Reflects a 37.6% effective income tax rate for the Ohio and Indiana
         Operations.

                                                  ROUNDY'S, INC.
                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                               As of January 1, 2005
                                   (Dollars in thousands, except per share data)


                               Assets             Historical(1)     Adjustments(2)    Pro Forma
                                                  -------------     --------------    ---------
Current Assets:
  Cash and cash equivalents                        $  105,741       $  100,607       $  206,348
  Notes and accounts receivable                        58,121          (25,819)          32,302
  Merchandise inventories                             257,847          (50,107)         207,740
  Prepaid expenses                                     14,029             (270)          13,759
  Deferred income tax benefits                         16,387           (1,913)          14,474
                                                   ----------       ----------       ----------
    Total current assets                              452,125           22,498          474,623
                                                   ----------       ----------       ----------

Property and Equipment - Net                          343,226          (40,394)         302,832

Other Assets:
  Deferred income tax benefits                          4,523           (1,484)           3,039
  Notes receivable                                      1,781           (1,312)             469
  Other assets - net                                   77,092           (5,406)(3)       71,686
  Goodwill                                            692,607          (45,354)(4)      647,253
                                                   ----------       ----------       ----------
    Total other assets                                776,003          (53,556)         722,447
                                                   ----------       ----------       ----------

Total assets                                       $1,571,354       $  (71,452)      $1,499,902
                                                   ==========       ==========       ==========

                Liabilities and Shareholder's Equity

Current Liabilities:
  Accounts payable                                 $  297,197       $  (34,824)      $  262,373
  Accrued expenses                                    112,136           (7,150)         104,986
  Current maturities of long-term debt
   and capital lease obligations                        4,565                             4,565
  Income taxes                                          9,875           56,376           66,251
                                                   ----------       ----------       ----------
    Total current liabilities                         423,773           14,402          438,175
                                                   ----------       ----------       ----------

Long-Term Debt and Capital Lease Obligations          596,113         (125,000)(5)      471,113
Other Liabilities                                     101,268           (8,998)(6)       92,270
                                                   ----------       ----------       ----------
    Total liabilities                               1,121,154         (119,596)       1,001,558
                                                   ----------       ----------       ----------

Commitments and Contingencies

Shareholder's Equity:

  Common stock (1,500 shares authorized, 1,000
   issued and outstanding at $.01 par value)
  Additional paid-in capital                          314,500                           314,500
  Retained earnings                                   135,700           48,144          183,844
                                                   ----------       ----------       ----------

    Total shareholder's equity                        450,200           48,144          498,344
                                                   ----------       ----------       ----------

Total liabilities and shareholder's equity         $1,571,354       $  (71,452)      $1,499,902
                                                   ==========       ==========       ==========

See notes to unaudited pro forma consolidated balance sheet.

                               ROUNDY'S, INC.
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


1) Reflects the historical balance sheet of the Company including its Ohio and Indiana Operations.
2) Reflects the sale of the assets and liabilities of the Company's Ohio and Indiana Operations.
3) Reflects the write-off of capitalized customer supply contracts related to the Ohio and Indiana Operations.
4) Reflects the write-off of goodwill related to the Ohio and Indiana
   Operations.
5) Reflects the assumption that $125 million of the proceeds from the Nash Finch Transaction were used to repay a portion of the Company's term loan.
6) Reflects certain adjustments to the closed store reserve for leases assumed by Nash Finch.